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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                  Filed Pursuant to Section 13 or 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 1, 1998


                        MERISTAR HOTELS & RESORTS, INC.
             (Exact name of registrant as specified in its charter)
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
DELAWARE                               1-14331                          51-0379982
(State or other jurisdiction of    (Commission File   (IRS Employer Identification
incorporation)                         Number)                              Number)

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                          1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:   (202) 965-4455
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                                    FORM 8-K

ITEM 2.   ACQUISITIONS

          On October 1, 1998, MeriStar Hotels & Resorts, Inc. (the "Company") consummated the acquisition of certain assets, including a real estate brokerage business, condominium rental agreements and hotel leases, from South Seas Properties Company Limited Partnership and certain affiliates. The purchase included the issuance of 916,230 operating partnership units in MeriStar H&R Operating Company, L.P., a wholly-owned subsidiary of the Company.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)(b) It is not practical for the Company to provide required financial statements and pro forma financial information for the acquired assets as of the date hereof. The Company intends to file such financial information as soon as it becomes available and in any event within 60 days of this Report on Form 8-K.